As filed with the Securities and Exchange Commission on December 16, 2005

Securities Act File No. 333-127272

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

AMENDMENT NO. 5
TO

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

_____________________

Highbury Financial Inc.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	6770	20-3187008
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation)	Classification Code Number)	Identification Number)

_____________________

999 Eighteenth Street, Suite 3000

Denver, CO 80202

303-357-4802

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

Richard S. Foote, President and Chief Executive Officer
Highbury Financial Inc.
999 Eighteenth Street, Suite 3000
Denver, CO 80202
303-357-4802

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Ann F. Chamberlain	Kenneth L. Guernsey
Floyd I. Wittlin	Gian-Michele a Marca
Bingham McCutchen LLP	Darren DeStefano
399 Park Avenue	Cooley Godward LLP
New York, NY 10022-4689	One Maritime Plaza, 20th Floor
(212) 705-7000	San Francisco, CA 94111-3580
(212) 752-5378—Facsimile	(415) 693-2000
(415) 951-3699—Facsimile

_____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Security Being Registered	Amount Being Registered	Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Units, consisting of one share of Common Stock, $0.0001 par value, and two Warrants(3)	6,708,333 Units	$6.00	$40,249,998	$4,306.75

Shares of Common Stock included as part of the Units(3)	6,708,333 Shares	—	—	(4)

Warrants included as part of the Units(3)	13,416,666 Warrants	—	—	(4)

Shares of Common Stock underlying the Warrants included in the Units(5)	13,416,666 Shares	$5.00	$67,083,330	$7,177.92

Representative’s Purchase Option (“Option”)	1 Option	$100.00	$100	(3)

Units underlying Option	291,666 Units	$7.50	$2,187,495	$234.06

Shares of Common Stock included as part of the Representatives Units(5)	291,666 Shares	—	—	(3)

Warrants included as part of the Representative’s Units(5)	583,332 Warrants	—	—	(3)

Shares of Common Stock underlying Warrants included in the Representative's Units(5)	583,332 Shares	$6.25	$3,645,825	$390.10
Total			$113,166,648	$12,108.83
——————
(1)	This calculation has been revised to reflect the reduction in the size of the offering. All registration fees have previously been paid.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)

Includes 875,000 Units, consisting of 875,000 Shares of Common Stock and 1,750,000 Warrants, which may be issued upon exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any.

(4)	No fee required pursuant to Rule 457(g).
(5)	Pursuant to Rule 416, there are also registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated December 16, 2005

PRELIMINARY PROSPECTUS

$34,999,998

Highbury Financial Inc.

5,833,333 Units

_____________________

Highbury Financial Inc. is a blank check company recently formed for the purpose of acquiring or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more financial services businesses.

This is an initial public offering of our securities. Each unit that we are offering consists of:

•

one share of our common stock; and

•

two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or _____, 2006, and will expire on _____, 2009, or earlier upon redemption.

Our existing stockholders have agreed to purchase an aggregate of 166,667 units at a price of $6.00 per unit ($1,000,002 in the aggregate) in a private placement that will occur immediately prior to this offering. The units purchased by our existing stockholders will be identical to those sold in this offering. Our stockholders have agreed that they will not sell or otherwise transfer the shares and warrants comprising such units until after we consummate a business combination. They have also agreed to waive their rights to conversion in connection with a business combination or any liquidation distributions in the event we fail to consummate a business combination with respect to such shares.

We have granted the underwriters a 45-day option to purchase up to 875,000 additional units solely to cover over-allotments, if any (over and above the 5,833,333 units referred to above). The over-allotment will be used only to cover the net short position resulting from the initial distribution. We have also agreed to sell to ThinkEquity Partners LLC and EarlyBirdCapital, Inc. for $100, as additional compensation, an option to purchase up to a total of 291,666 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol           on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 days after the exercise in full by the underwriters of such option. For more information, see the section entitled “Description of Securities—Units.” Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols         and         , respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board or elsewhere.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commission(1)	Proceeds to us, before payment of expenses
Per unit	$6.00	$0.48	$5.52
Total	$34,999,998	$2,800,000	$32,199,998

——————

(1)

Includes a non-accountable expense allowance in the amount of up to $700,000, payable to ThinkEquity Partners LLC and EarlyBirdCapital, Inc. ThinkEquity Partners LLC and EarlyBirdCapital, Inc. have agreed to defer payment of this non-accountable expense allowance until the consummation of our initial business combination, at which time we will pay them $700,000, plus accrued interest on such amount, net of taxes payable, less approximately $0.15 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. See “Underwriting-Commissions and Discounts.”

Of the proceeds we receive from this offering and the private placement, $32,080,000 will be deposited into a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. ThinkEquity Partners LLC, acting as the representative of the underwriters, expects to deliver our securities to investors in the offering on or about [      ], 2005.

______________

ThinkEquity Partners LLC	EarlyBirdCapital, Inc.

                 , 2005

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	2
Summary Financial Data	8
Risk Factors	9
Use Of Proceeds	24
Capitalization	27
Dilution	28
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Proposed Business	33
Management	46
Certain Relationships and Related Transactions	49
Principal Stockholders	53
Description Of Securities	55
Underwriting	61
Legal Matters	65
Experts	65
Where You Can Find Additional Information	65
Index To Financial Statements	F-1

i

______________

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

______________

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Highbury Financial Inc. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option or the purchase option granted to ThinkEquity Partners LLC and EarlyBirdCapital, Inc.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition or the acquisition of control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. In addition, unless we tell you otherwise, the term “public stockholder” as used in this prospectus means the holders of common stock sold as part of the units in this offering .. The term “public stockholders” excludes our existing stockholders with respect to the shares of our common stock they owned prior to this offering and the 166,667 shares included in the units they have agreed to purchase in a private placement that will occur immediately prior to this offering with respect to which they have waived their conversion and liquidation rights. However, our existing stockholders will be “public stockholders” with respect to any shares of our common stock purchased by them in this offering , and any shares purchased in the aftermarket. Accordingly, as used in this prospectus, the term “public stockholders” will mean the holders of 5,833,333 shares of our common stock (6,708,333 if the underwriters’ over-allotment option is exercised in full).

We are a recently organized blank check company formed for the purpose of acquiring, or acquiring control of, one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. To date, our efforts have been limited to organizational activities.

We will limit our search to target businesses in the financial services industry that may provide significant opportunities for growth, with a particular focus on investment management and securities firms.  According to the U.S. Bureau of Economic Analysis, the financial services industry has been the leading contributor to the U.S. gross domestic product for more than a decade; the industry’s contribution in 2004 was 20.7%.  From 1999 through the end of 2004, corporate profits in the financial services industry grew at a compound annual rate of 13.8%, as compared to 3.1% for non-financial industries. As the domestic financial services industry continues to expand internationally over the next decade, we believe that it will continue to be an important contributor to global economic growth.  Our efforts in identifying a prospective target business will not be limited to a particular geography.

We were organized by a management team that shares a common background at Berkshire Capital Securities LLC, or Berkshire Capital, an investment bank focused on providing advice to financial institutions. Over Berkshire Capital’s 22-year history, its partners have developed long-term relationships with a wide range of U.S. and foreign private and public financial services organizations of all sizes. We believe these relationships will provide us with references to a broad population of potential acquisition targets.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously.

We are a Delaware corporation formed on July 13, 2005. Our offices are located at 999 Eighteenth Street, Suite 3000, Denver, CO 80202, and our telephone number is 303-357-4802.

Private Placement

Our existing stockholders have agreed to purchase from us an aggregate of 166,667 units at $6.00 per unit in a private placement that will occur immediately prior to this offering.

THE OFFERING

Securities Offered:	5,833,333 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 days after the exercise in full by the underwriters of such option. In no event will separate trading of the common stock and warrants begin until we have filed an audited balance sheet following our receipt of the gross proceeds of this offering. We will file with the Securities and Exchange Commission, or SEC, a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place approximately three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including a balance sheet following our receipt of the gross proceeds from such exercise of the over-allotment. For more information, see the section entitled “Description of Securities—Units.”

Common Stock:

Number of shares outstanding before this offering and the private placement:	1,500,000 shares

Number of shares to be outstanding after this offering and the private placement:	7,500,000 shares

Warrants:

Number of warrants outstanding before this offering and the private placement:	0 warrants

Number of warrants to be outstanding after this offering and the private placement:	12,000,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$5.00

Exercise period:	The warrants will become exercisable on the later of:

• the completion of our initial business combination on the terms described in this prospectus; or

• , 2006.

The warrants will expire at 5:00 p.m., New York City time, on _____, 2009, or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants (including warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to the underwriters):

• at any time after the warrants become exercisable;

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days prior written notice of redemption; and

•

only if the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these redemption criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed the price at which the warrants may be called for redemption or the warrant exercise price after the redemption call is made.

OTC Bulletin Board symbols for our securities:

Units:

Common Stock:

Warrants:

Proceeds from the offering and the private placement to be held in the trust account:

$32,080,000 of the proceeds of this offering and the private placement ($5.50 per unit held by our public stockholders) will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). Of this amount up to $31,380,000 may be used by us for the purpose of effecting a business combination, and up to $700,000, plus any interest accrued on such amount, net of taxes payable, will be paid to the underwriters if a business combination is consummated, but the entire amount will be forfeited by the underwriters if a business combination is not consummated. These funds will not be released until the earlier of (i) the completion of our initial business combination on the terms described in this prospectus or (ii) our liquidation. Upon completion of our initial business combination, we will pay the underwriters $700,000, plus accrued interest on such amount, net of taxes payable, less approximately $0.15 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. Upon our liquidation, the $700,000 held in the trust account will be paid to our public stockholders. In no event will the $700,000 be available for use by us for the purpose of effecting our initial business combination. Unless and until our initial business combination is consummated, the funds held in the trust account will not be available for our use for any expenses related to this offering, or expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect our initial business combination, including the making of a down payment or the payment of exclusivity or similar fees, if any. These expenses may be paid prior to our initial business combination only from the net proceeds of this offering and the private placement not held in the trust account (initially, approximately $1,320,000 after the payment of the expenses related to this offering). The trustee will pay taxes, if any, on the income, if any, earned by the proceeds held in the trust account from the income on such proceeds.

None of the warrants may be exercised until after the consummation of our initial business combination. Thus, after the funds in the trust account have been disbursed, the warrant exercise price will be paid directly to us.

The stockholders must approve our initial business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus or acquired following this offering, in accordance with the majority of the shares of common stock voted by our public stockholders (other than our existing stockholders).

We will proceed with our initial business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (2) public stockholders owning less than 20% of the shares purchased by the public stockholders both vote against the business combination and exercise their conversion rights as described below. Accordingly, we will not proceed with our initial business combination if public stockholders owning 20% or more of the shares purchased by the public stockholders both vote against the business combination and subsequently exercise their conversion rights, even if public stockholders holding a majority of the shares vote in favor of the business combination. Public stockholders who convert their stock into an allocable share of the trust account will retain the right to exercise the warrants that they received as part of the units. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Opportunity for stockholder approval of our initial business combination.”

Conversion rights for stockholders voting to reject our initial business combination:

Public stockholders who vote against our initial business combination will be entitled to convert their stock into a pro rata share of the trust account including any interest earned on their pro rata share of the trust account (net of taxes payable), if our initial business combination is approved and consummated. Our existing stockholders will not have any conversion rights attributable to their shares in the event that our initial business combination is approved by a majority of our public stockholders. Public stockholders who convert their stock into a pro rata share of the trust account retain the right to exercise the warrants that they receive as part of the units. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Opportunity for stockholder approval of our initial business combination.” Because the initial per share conversion price is approximately $5.50 per share (plus any interest per share earned in the trust account, (net of taxes payable)), which is lower than the $6.00 per unit offering price and may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any of our remaining net assets if we do not effect our initial business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and our initial business combination relating thereto has not yet been consummated within such 18-month period). The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate our initial business combination, but only with respect to those shares of common stock acquired by them prior to this offering, including the shares included in the 166,667 units our existing stockholders have agreed to purchase in the private placement; they will participate in any liquidation distribution with respect to any shares of common stock offered pursuant to this prospectus or acquired by them following this offering. In addition, the underwriters have agreed to waive their rights to the $700,000 deposited in the trust account for their benefit. Accordingly, in the event we liquidate prior to our initial business combination, we anticipate that our public stockholders will receive $5.50 per share (plus any interest per share earned in the trust account (net of taxes payable)). There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

Escrow and Lock-Up of Management Securities:

On the date of this prospectus, all of our existing stockholders, including all of our officers, will place the shares they owned before this offering, other than the shares underlying the 166,667 units they have agreed to purchase in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will not be transferable during the escrow period except among our existing stockholders or to their spouses or

children and trusts established for their benefit and will not be released from escrow until            , 2008.  Additionally, our existing stockholders have agreed that the 166,667 units and the shares and warrants comprising the units they have agreed to purchase in the private placement will be subject to a lock-up agreement until after the consummation of our initial business combination. For more information, see “Principal Stockholders.”

Payments to Officers, Directors and Existing Stockholders:

Prior to the completion of our initial business combination, there will be no fees, reimbursements or cash payments to our existing stockholders and/or officers and directors and their affiliates other than:

• repayment of an aggregate $70,000 of interest-free loans made by our existing stockholders to cover offering expenses;

• payment of $7,500 per month to an affiliate of our existing stockholders for office space and administrative services; and

• reimbursement to our existing stockholders and/or officers, but not their affiliates, for any expenses incident to the offering and finding a suitable initial business combination.

Risks

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. If we make down-payments or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination and we do not complete the specific business combination, the costs incurred for the proposed transaction would not be recoverable. Such an event will result in a loss to us of the costs incurred and could materially adversely affect subsequent attempts to locate and acquire or merge with another business. Further, because the report of Goldstein Golub Kessler LLP, our independent registered public accounting firm, contains a going concern qualification, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering and the private placement so only balance sheet data is presented below.

	November 30, 2005
	Actual		As Adjusted(1)(3)
Balance Sheet Data:
Working capital (deficit)	$(305,660	)(2)	$32,894,544
Total assets	367,356		32,894,544
Total liabilities	342,812		—
Value of common stock that may be converted to cash (approximately $5.50 per share without taking into account interest earned on the trust account)	—		6,415,997
Stockholders’ equity	24,544		26,478,547

——————

(1)

Excludes the $100 purchase price of the purchase option payable by ThinkEquity Partners LLC and EarlyBirdCapital, Inc. and the underwriters’ deferred non-accountable expense allowance.

(2)

The working capital in the actual column excludes $330,204 of costs relating to this offering that have been paid or accrued prior to November 30, 2005 and that have been recorded as a long-term asset on our balance sheet.

(3)

Assumes reduction in underwriters’ non-accountable expense allowance of approximately $0.15 per share for all shares that may be converted to cash in connection with our initial business combination.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the private placement, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such transactions, including the repayment of $70,000 aggregate principal amount promissory notes payable to our existing stockholders.

The working capital (as adjusted) and total assets (as adjusted) amounts include $31,380,000 being held in the trust account that will be available to us only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, we will be dissolved and the funds held in the trust account, together with the deferred underwriters’ non-accountable expense allowance being held in the trust account, will be distributed solely to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 20% or more of the 5,833,333 shares they purchase in this offering both vote against the business combination and subsequently also exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning less than 20% of such shares exercise their conversion rights. If this occurred, we would be required to convert to cash up to 1,166,666 shares of common stock, at an initial per-share conversion price of approximately $5.50 without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to the amount in the trust account inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), net of taxes payable, and divided by the number of shares purchased by the public stockholders in this offering, or 5,833,333 shares (6,708,333 if the underwriters’ over allotment option is exercised in full). In connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by our public stockholders (other than our existing stockholders). As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that our initial business combination is approved by a majority of our public stockholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Related To Our Business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates with respect to a business combination. We will not generate any revenues until, at the earliest, after the consummation of our initial business combination. We cannot assure you as to when, or if, our initial business combination will occur.

We may not be able to consummate our initial business combination within the required time frame, in which case, we will be forced to liquidate.

We must complete our initial business combination with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and neither we, nor any affiliate, attorney, agent or representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction.

If we are forced to liquidate before our initial business combination, our public stockholders will receive less than $6.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete our initial business combination and are forced to liquidate our assets, the per-share liquidation amount will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking our initial business combination. Furthermore, the warrants will expire with no value if we liquidate before the completion of our initial business combination.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete our initial business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 1, 2003, based upon publicly available information, approximately 38 similarly structured blank check companies have completed initial public offerings. Three of these companies have consummated business combinations, while seven other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are 35 blank check companies with an aggregate of approximately $1.783 billion in trust accounts that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of blank check companies that have filed registration statements for initial public offerings that have not yet been completed, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of our initial business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose or have very broad definitions of the industry they will target. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we may not be able to effect our initial business combination within the required time period. Further, because only ten of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. If we are unable to consummate our initial business combination with a target business within the prescribed time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by our public stockholders will be less than $5.50 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.50, plus interest, due to claims of such creditors or other entities. If we are unable to complete our initial business combination and are forced to liquidate, Richard S. Foote, our president, chief executive officer and director, and R. Bruce Cameron, our chairman of the board, have each agreed to be personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such business. However, Messrs. Foote and Cameron may not be able to satisfy those obligations. Moreover, under Delaware law, our stockholders may be held liable for claims by third parties to the extent that we have not paid such claims and our stockholders have received liquidating distributions from us.

Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, financial condition or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors, and because of the requirement that we complete our initial business combination within the required time frame (18 months after the consummation of this offering or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the initial business combination relating thereto has not yet been consummated within such 18-month period) we may not have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more detailed discussion of our selection of target businesses, see the section entitled “Proposed Business — Effecting a Business Combination — Selection of target businesses and structuring of a business combination.”

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down-payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction and subsequently also exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. See the section entitled “Proposed Business — Effecting a Business Combination — We have neither selected nor approached any target businesses.”

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $1,320,000 from the proceeds of this offering to cover our operating expenses for the next 24 months and to cover the expenses incurred in investigating and structuring our initial business combination. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate our initial business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down-payment or pay exclusivity or similar fees in connection with a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating our initial business combination. See the section entitled “Proposed Business — Effecting a Business Combination — Selection of target businesses and structuring of a business combination.”

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more subjective than the pricing of securities and the determination of aggregate proceeds for an operating company in a particular industry would normally be and, if our assessment is inaccurate, we could be forced to liquidate.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the products of a negotiation between ThinkEquity Partners LLC, EarlyBirdCapital, Inc. and us.

We considered the following factors in these determinations:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business in the financial services industry;

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our capital structure;

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an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions in the financial services industry;

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general conditions of the securities markets at the time of the offering;

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the likely competition for acquisition targets; and

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the likely number of potential targets.

In determining the aggregate size of the offering and the private placement of $36.0 million (and the $31.4 million to be placed in the trust account that will be available to us for our initial business combination), we placed particular weight upon our belief that, while we would theoretically be able to enter into a transaction with a private company of any size, the most likely minimum valuation of a target company (or companies) that we would acquire in connection with an initial business combination would be approximately $25.0 million. We arrived at this minimum value based upon the extensive experience of our management team in observing and providing advice to companies in connection with merger and acquisition transactions involving private financial services companies.

We, together with the underwriters, also assessed our ability to potentially access additional sources of capital, including the use of capital stock and/or debt to finance all or a significant portion of our initial business combination. Based on levels of public float and debt financing that the underwriters and our management have observed to be customary for financial services companies, we believe that a public offering and private placement with aggregate gross proceeds of $36.0 million could potentially provide sufficient public float to support a transaction with one or more target businesses of almost any size within our target industry.

In setting the size of the offering, the underwriters and we also discussed the marketability of the offering and the expected receptivity of the investors that customarily invest in special purpose acquisition companies such as us. In this regard, the underwriters believed that an offering and private placement with aggregate gross proceeds of $36.0 million would be appropriate to help insure that there is sufficient demand for our securities in the marketplace for the offering to be completed. In this regard, the underwriters and we placed significant weight on the structures of similarly situated offerings that have been recently completed.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more subjective than the pricing of securities for an operating company in a particular industry would normally be as was our assessment of the financial requirements of such a company, since we have no historical operations or financial results. As a result, although management's estimate of the funds needed to support an acquisition is based on its experience that a significant number of transactions in the financial services industry could be supported by an offering and private placement with aggregate gross proceeds of $36.0 million, management’s assessment may be inaccurate, in which case we could be forced to liquidate.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 29,625,002 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to ThinkEquity Partners LLC and EarlyBirdCapital, Inc.) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

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may significantly reduce the equity interest of investors in this offering;

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will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

For a more detailed discussion of the possible structure of a business combination, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

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may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

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may cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

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may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

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may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors;

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may make it more difficult for us to pay dividends on our common stock;

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may require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

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may limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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may make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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may limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

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may place us at a disadvantage compared to our competitors who have less debt.

Any of the above listed factors could materially and adversely affect our business and results of operations. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we would likely need to refinance all or part of that debt, sell assets, borrow more money or sell securities and we may be unable to do so on commercially reasonable terms or at all.

Our ability to successfully effect our initial business combination and to be successful afterwards will be completely dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination and may be unfamiliar with the requirements of operating a public company, which may adversely affect our operations.

Our ability to successfully effect our initial business combination will be completely dependent upon the efforts of our key personnel. The future role of our key personnel following our initial business combination, however, cannot presently be fully ascertained. Specifically, although the members of our current management currently intend to continue to be associated with us, they are not obligated to remain with us subsequent to our initial business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement with respect to our initial business combination. Although we expect one or more members of our management to serve on our board of directors following our initial business combination, subject to continued election by the stockholders, it is unlikely that they will operate the target company on a day-to-day basis. Accordingly, we anticipate employing other personnel following our initial business combination. While we intend to closely scrutinize any additional individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct or that these individuals will remain with us. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may materially adversely affect our operations.

The loss of key executives could adversely affect our ability to operate.

Our operations are dependent upon the relatively small group of our key executives, R. Bruce Cameron, our chairman of the board, Richard S. Foote, our president and chief executive officer, and R. Bradley Forth, our executive vice president, chief financial officer and secretary. We believe that our success depends on the continued service of these individuals. Although Messrs. Cameron, Foote and Forth currently intend to continue to be associated with us following our initial business combination, we cannot assure you that they will remain with us for the foreseeable future. We do not have employment contracts with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.

Our directors may have a conflict of interest in identifying and selecting target businesses.

Our board of directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination. The personal and financial interests of our directors and officers may influence them to condition an acquisition on their retention with us post-closing, and to view more favorably acquisition targets that offer any of our existing management or stockholders a continuing relationship, as an officer, director, consultant or other third-party service provider, after the business combination.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our officers and directors is engaged in other significant business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. For a more detailed discussion of the potential conflicts of interest of which you should be aware, see the section entitled “Certain Relationships and Related Transactions.”

Our officers and directors may have, or in the future may have, fiduciary obligations to other entities, which could cause additional conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Further, our officers and directors are affiliated with other entities which may be presented with business opportunities, either for themselves or for their clients, which may also be appropriate for presentation to us. Specifically, Messrs. Cameron, Foote and Forth are either employed by or equity owners of Berkshire Capital, a registered broker-dealer that provides financial advisory services to clients in connection with mergers and acquisitions in the financial services industry. Berkshire Capital’s clients may compete with us for acquisitions in the financial services industry and Berkshire Capital may have a duty to present certain acquisition opportunities to its clients before it presents them to us. Similarly, one of our directors, Russell L. Appel, is the president of The Praedium Group LLC, or Praedium, a real estate investment firm, and he may have a duty to present certain acquisition opportunities in the real estate investment management area to Praedium or affiliated entities before he presents them to us. We cannot assure you that these or other conflicts of interest arising out of our officers’ and directors’ affiliations with other entities would be resolved in our favor. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management — Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliates of our existing stockholders, which may raise potential conflicts.

Although we do not anticipate acquiring or acquiring control of businesses affiliated with our existing stockholders in connection with our initial business combination, we have agreed to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholders. Despite this agreement, potential conflicts of interest may still exist and, as a result, the terms of our initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

In particular, Berkshire Capital, in its capacity as a financial advisor to its clients, may present us with acquisition opportunities on behalf of its clients. We will not pay Berkshire Capital any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of our initial business combination, other than $7,500 per month in connection with the general and administrative services arrangement for services rendered to us. Also, the completion of a business combination between us and an entity owned by a client of Berkshire Capital or any other business in which our officers or directors may have an interest could enhance their prospects for future business from such client. Because certain of our officers and directors are employees and beneficial owners of Berkshire Capital and other businesses, they may have a conflict of interest in determining whether to recommend a business combination with a Berkshire Capital client or an entity affiliated with a client of Berkshire Capital or any other business in which our officers or directors may have an interest. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management — Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Because certain of our directors and officers own shares of our common stock that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our directors and officers who own stock in our company have, with respect to shares of our common stock acquired by them prior to this offering and 166,667 shares of common stock included in the units the existing stockholders have agreed to purchase in the private placement, waived their right to receive distributions upon our liquidation in the event we fail to complete our initial business combination. These shares and any warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing our initial business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

None of our officers, directors or existing stockholders will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. The amount of available proceeds is based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will be able to complete only one business combination, which may cause us to be solely dependent on a single business and a limited number of services.

The net proceeds from this offering and the private placement will provide us with approximately $32,700,000 of which we will seek to use a portion to complete our initial business combination. Although we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets at the time of the acquisition. At the time of our initial business combination, we may not be able to acquire or acquire control of more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that following our initial business combination we will have only a single operating business, which may have only a limited number of services. The resulting lack of diversification may:

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result in our dependency upon the performance of a single or small number of operating businesses;

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result in our dependency upon the development or market acceptance of a single or limited number of processes or services; and

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. In addition, we will compete with numerous integrated financial services organizations, insurance brokers, insurance companies, banks and other entities to acquire high quality independent financial services firms. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

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our obligation to seek stockholder approval of our initial business combination may delay the consummation of a transaction;

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the requirement that the target business have audited financial statements at the time of acquisition in conformity with United States generally accepted accounting principles may limit the acquisition targets we may pursue;

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our obligation to convert into cash up to 20% of the shares of our common stock held by our public stockholders in certain instances may reduce the resources available for a business combination; and

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our outstanding warrants and the purchase option granted to ThinkEquity Partners LLC and EarlyBirdCapital, Inc., and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval.

In addition, because our initial business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we may be unable to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate our initial business combination, inasmuch as we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We may not be able to obtain such financing on acceptable terms, or at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or businesses. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholders, including officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering and the private placement, our existing stockholders will collectively own approximately 22% of our issued and outstanding shares of common stock which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them, including any shares offered by this prospectus or acquired following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders).

Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of our initial business combination and may continue to exercise substantial control after our initial business combination due to their significant ownership. In addition, the affiliates and relatives of our existing stockholders are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, our existing stockholders, through their affiliates and relatives, may have considerable influence upon the vote in connection with our initial business combination.

Our existing stockholders paid approximately $0.0167 per share for their shares purchased prior to this offering and prior to the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock prior to this offering at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other purchasers in this offering will incur an immediate and substantial dilution of approximately 30% or $1.79 per share (the difference between the pro forma net tangible book value per share of $4.21 and the initial public offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units, we will be issuing warrants to purchase 12,000,000 shares of common stock. We will also issue an option to ThinkEquity Partners LLC and EarlyBirdCapital, Inc. which, if exercised, will result in the issuance of warrants to purchase an additional 583,332 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock owned prior to this offering in certain circumstances. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. For more information, please see the section entitled “Certain Relationships and Related Transactions — Prior Share Issuances.” If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,666,667 shares of common stock eligible for trading in the public market (and potentially another 333,334 shares of common stock issuable to our existing stockholders upon exercise of warrants included as part of the units they have agreed to purchase in the private placement). The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Colorado, Delaware, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more detailed discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information.”

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•

restrictions on the nature of our investments; and

•

restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•

registration as an investment company;

•

adoption of a specific form of corporate structure; and

•

reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may only be invested by the trust agent in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because certain of our directors owns shares of our securities and all our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

If the private placement was not conducted in compliance with applicable law, our existing stockholders may have the right to rescind their unit purchases.  Their rescission rights, if any, may require us to refund an aggregate $1,000,002 to them, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Although we believe that we have conducted the private placement in accordance with applicable law, there is a risk that the units, and shares and warrants underlying the units, should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws.  Although the existing stockholders have waived their rights, if any, to rescind their unit purchases as a remedy to our failure to register these securities, their waivers may not be enforceable in light of the public policy underlying Federal and state securities laws.  If our existing stockholders bring a claim against us and successfully assert rescission rights, we may be required to refund an aggregate $1,000,002, with interest thereon, to them, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Because the report of Goldstein Golub Kessler LLP, our independent registered public accounting firm, contains a going concern qualification, and, to date, we have no revenues from operations and an accumulated deficit, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the issuer contain a footnote or the independent auditor's report contains an explanatory paragraph regarding the issuer's ability to continue as a going concern and the issuer has (i) an accumulated deficit, (ii) negative shareholder equity, (iii) an inability to satisfy current obligations as they come due or (iv) negative cash flow or no revenues from operations. The report of Goldstein Golub Kessler LLP, our independent registered public accounting firm, contains a going concern qualification and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it so elects. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.

Risks Related to the Financial Services Industry

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a financial services firm, which may result in our failure to consummate our initial business combination within the required time frame and may force us to liquidate.

Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would have to obtain consents of the firm’s investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. Similarly, if we were to attempt to acquire certain banks, we would be required to obtain the approvals of the Board of Governors of the Federal Reserve Systems, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and/or state banking commissions. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review an acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our completion of our initial business combination beyond the required time frame (18 months after the consummation of this offering or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame we may be forced to liquidate.

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of a business combination with a company in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services industry is subject to extensive regulation. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

Governmental and self-regulatory organizations, including the SEC, the NASD and national securities exchanges such as the New York Stock Exchange, impose and enforce regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees.

The SEC, the NASD and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from the NASD and other regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm.

The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various state laws and regulations regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our initial business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We may also be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of our initial business combination, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

After consummation of our initial business combination in the financial services industry, we will compete with other firms – both domestic and foreign – on a number of factors, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking and insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. The passage of the Gramm-Leach-Bliley Act in 1999 reduced barriers to large institutions providing a wide range of financial services products and services. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

The financial services industry has inherent risks, which may affect our net income and revenues.

The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors, including: general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions. These and other factors could affect the stability and liquidity of securities and future markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

A reduced volume of securities and future transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments. In particular, if we consummate a business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

•

causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

•

causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

•

causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option

Gross proceeds(1)
Offering	$34,999,998	$40,249,998
Private placement	1,000,002	1,000,002
Total	$36,000,000	$41,250,000

Offering expenses(2)
Underwriting discount (6% of gross proceeds of this offering)	2,100,000	2,415,000
Non-accountable expense allowance (3)	700,000	700,000
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses (4)	38,777	38,777
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	13,785	13,785
NASD registration fee	12,438	12,438
Total net proceeds	$32,700,000	$37,635,000

Net proceeds
Held in the trust account for business combination	$31,380,000	$36,315,000
Held in the trust account for benefit of underwriters (3)	$700,000	$700,000
Total held in trust account (5)	$32,080,000	$37,015,000
Not held in the trust account	$1,320,000	$1,320,000

Shares Outstanding
Issued and outstanding shares owned by public stockholders and participating in the trust account proceeds	5,833,333	6,708,333
Issued and outstanding shares to be held by existing stockholders that will not participate in the trust account proceeds	1,666,667	1,666,667
Total issued and outstanding shares	7,500,000	8,375,000

Amount per share in the trust account available to public stockholders upon liquidation	$5.50	$5.52

Use of net proceeds not held in the trust account
Legal, accounting and other expenses attendant to the structuring and negotiation of our initial business combination		$180,000
Due diligence of prospective target businesses (6)		180,000
Legal and accounting fees relating to SEC reporting obligations		150,000
Administrative fees relating to office space ($7,500 per month for two years)		180,000
Working capital to cover miscellaneous expenses, director and officer insurance and reserves		630,000
Total		$1,320,000

——————

(1)

Excludes the payment of an aggregate of $100 by ThinkEquity Partners LLC and EarlyBirdCapital, Inc. for their purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(2)

A portion of the offering expenses have been paid from the funds we received from our existing stockholders, as described below. These funds will be repaid upon consummation of this offering out of the proceeds of this offering.

(3)

This amount will be paid to the underwriters if and only if a business combination is consummated and will be reduced by approximately $0.15 for each share of our common stock that our public stockholders elect to convert to cash in connection with our initial business combination.

(4)

Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with this offering.

(5)

Proceeds available to public stockholders upon liquidation prior to a business combination.

(6)

These expenses include fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf. These expenses do not include any reimbursements to our existing stockholders in the event and to the extent that they make payments to any third parties that perform due diligence on our behalf or any reimbursement to our existing stockholders, officers and directors for any out-of-pocket expenses incurred by them in performing due diligence.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the financial services industry.

Of the proceeds of the private placement and this offering, $32,080,000, or $37,015,000 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee. These amounts include the non-accountable expense allowance of $700,000 ThinkEquity Partners LLC and EarlyBirdCapital, Inc. have agreed to defer until the consummation of our initial business combination. Upon completion of our initial business combination, we will pay the underwriters $700,000, plus accrued interest on such amount, net of taxes payable, less approximately $0.15 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. The proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of one or more target businesses with which we ultimately complete our initial business combination. We may not use all of the proceeds in the trust account in connection with our initial business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

We have agreed to pay Berkshire Capital a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Denver, Colorado metropolitan area, the fee charged by Berkshire Capital is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use our proceeds not held in the trust account (approximately $1,320,000) for expenses incurred in investigating, structuring and negotiating our initial business combination (approximately $360,000), legal and accounting fees relating to SEC reporting obligations (approximately $150,000), administrative fees for office space ($180,000), and working capital (approximately $630,000) including premiums for director and officer liability insurance (approximately $200,000), with the balance of approximately $430,000 of working capital being held in reserve for other expenses of acquiring a target business as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below (including reimbursement of out-of-pocket expenses incurred while performing due diligence). All of these approximate dollar amounts are estimates. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and existing stockholders and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers, directors or existing stockholders will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. In addition, we may elect to use some of the working capital to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. Any such down payment or fees will in no case exceed the amount of our working capital. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

The amount of available proceeds is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate our initial business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our initial business combination or if we expend a significant portion of the available proceeds in pursuit of our initial business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating our initial business combination.

R. Bruce Cameron, Richard S. Foote, the Hillary Appel Trust, the Catey Lauren Appel Trust, R. Bradley Forth and Broad Hollow LLC have loaned a total of $70,000 to us on an interest-free basis for the payment of  offering expenses. The loans will be payable on the earlier of August 1, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering used to pay offering expenses.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in the trust account during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until our initial business combination is completed.

We will not pay any compensation of any kind, including finder’s and consulting fees, to any of our existing stockholders or any of their affiliates, including payments to related parties of the existing stockholders for performing due diligence, prior to or in connection with our initial business combination, other than the payment of $7,500 per month to Berkshire Capital in connection with the general and administrative services arrangement for services rendered to us. However, our existing stockholders, officers and directors may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. In the event that these expenses exceed the amount of non-trust-account proceeds and we liquidate, Messrs. Cameron and Foote have each agreed to be personally liable for ensuring that the proceeds of the trust account are not reduced by certain claims of third parties, including our existing officers, directors or stockholders who have claims against us for out-of-pocket expenses incurred in connection with the due diligence and structuring of our initial business combination. If we consummate a business combination, the liability for reimbursement may be subject to negotiation in connection with our initial business combination and consequently may or may not be required to be paid by the resulting entity after our initial business combination. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable) only in the event of our liquidation upon our failure to complete our initial business combination or if that public stockholder were to seek to convert such shares into cash in connection with our initial business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at November 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering and the private placement:

	November 30, 2005
	Actual	As Adjusted
	(audited)
Notes payable – stockholders	$70,000	$—
Common stock, $0.0001 par value, -0- and 1,166,666 of which, respectively, are subject to possible conversion	$—	$6,415,997
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 1,500,000 shares issued and outstanding, 6,333,334 shares issued and outstanding (excluding 1,166,666 shares which are subject to possible conversion), as adjusted	150	633
Additional paid-in capital	24,850	26,478,370
Deficit accumulated during the development stage	(456)	(456)
Total stockholders’ equity	24,544	26,478,547
Total capitalization	$94,544	$32,894,544

If we consummate our initial business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 1,166,666 shares sold in this offering at a per-share conversion price equal to the amount in the trust account inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), net of taxes payable, and divided by the number of shares sold in this offering, or 5,833,333 shares (6,708,333 if the underwriters’ over allotment option is exercised in full).

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At November 30, 2005, our net tangible book value was $(305,660) or approximately $(0.20) per share of common stock. After giving effect to the sale of 6,000,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) in this offering and the private placement, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,166,666 shares of common stock which may be converted into cash) at November 30, 2005 would have been approximately $26,478,547 or approximately $4.18 per share, representing an immediate increase in net tangible book value of approximately $4.38 per share to the existing stockholders and an immediate dilution of $1.82 per share or approximately 30% to all purchasers in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering and the private placement	(0.20)
Increase attributable to all purchasers in this offering and the private placement	4.38
Pro forma net tangible book value after this offering and the private placement		4.18
Dilution to new investors		$1.82

The pro forma net tangible book value after the offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(305,660)
Proceeds from this offering and the private placement	32,700,000
Add: Offering costs paid in advance and excluded from net tangible book value before this offering and the private placement	330,204
Less: Proceeds held in the trust account subject to conversion to cash	(6,415,997)
Add: Proceeds held for conversion to cash provided by reduction in the underwriters’ non-accountable expense allowance (approximately $0.15 per share subject to conversion)	170,000
Net tangible book value after this offering and the private placement	$26,478,547
Denominator:
Shares of common stock outstanding prior to this offering and the private placement	1,500,000
Shares of common stock included in the units offered in this offering and the private placement	6,000,000
Less: shares subject to conversion	(1,166,666)
Shares of common stock used in calculating net tangible book value per share	6,333,334

Our pro forma net tangible book value after this offering and the private placement has been reduced by $6,415,997 because if we effect an initial business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 1,166,666 of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), net of taxes payable, and divided by the number of shares sold in this offering to the public stockholders, or 5,833,333 shares (6,708,333 if the underwriters’ over allotment option is exercised in full). In addition, our pro forma net tangible book value after this offering and the private placement has been increased by $170,000 because, if the 1,166,666 shares are converted into cash, approximately $0.15 per share will be funded through a reduction in the underwriters’ non-accountable expense allowance.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	1,500,000	20.00%	$25,000.07%		$0.0167
Private placement investors	166,667	2.22%	$1,000,002	2.78%	$6.00
New investors	5,833,333	77.78%	$34,999,998	97.15%	$6.00
Total	7,500,000	100.00%	$36,025,000	100.00%	$4.80

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on July 13, 2005, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more financial services businesses. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•

may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

•

may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•

may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•

may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors;

•

may make it more difficult for us to pay dividends on our common stock;

•

may require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•

may limit on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•

may make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•

may limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•

may place us at a disadvantage compared to our competitors who have less debt.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units in the offering and the private placement will be $32,700,000 (or $37,635,000 if the underwriters’ over-allotment is exercised in full), after deducting offering expenses of approximately $500,000, an underwriting discount of $2,100,000 (or $2,415,000 if the underwriters’ over-allotment option is exercised in full), and the deferred non-accountable expense allowance of up to $700,000 for the underwriters. We will place $32,080,000, or $37,015,000 if the underwriters’ over-allotment option is exercised in full (including in each case, $700,000 that may be payable to the underwriters upon consummation of a business combination) in the trust account, and the remaining approximately $1,320,000 in each case will not be held in the trust account. We may use substantially all of the net proceeds of this offering and the private placement to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust account in connection with our initial business combination, either because the consideration for our initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.

Based on our management team’s past experience managing and advising businesses, we believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•

approximately $180,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination;

•

approximately $180,000 of expenses for the due diligence and investigation of a target business;

•

approximately $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

•

approximately $630,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $200,000 for director and officer liability and other insurance premiums.

We may need to obtain additional financing to the extent such financing is required to consummate our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

As of August 1, 2005, Messrs. Cameron, Foote and Forth and the Hillary Appel Trust, the Catey Lauren Appel Trust and Broad Hollow LLC have loaned a total of $70,000 to us on an interest-free basis for payment of offering expenses. The loans will be payable on the earlier of August 1, 2006, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering used to pay the offering expenses.

We have also agreed to sell ThinkEquity Partners LLC and EarlyBirdCapital, Inc., for $100, an option to purchase up to a total of 291,666 units, consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring four years after the date of this prospectus. The warrants underlying such units will have terms that are identical to those being issued in this offering, with the exception of the exercise price, which will be set at $6.25 per warrant. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $374,300, using an expected life of four years, volatility of 29.6% and a risk-free rate of 4.34%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility assumption is derived from the median 360-day stock price volatility of 77 financial services firms with market capitalizations between $25.0 million and $150.0 million for which volatility data was available. Though we could effect our initial business combination with any company whose fair market value is at least 80% of its net assets at the time of such acquisition, we have used a range of market capitalizations between $25.0 million and $150.0 million because we believe, based on our past experience in effecting transactions in the financial services industry, that many of our potential acquisition targets will fall within this range. We believe these estimates provide a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of our initial business combination. Although an expected life of four years was used in the calculation, if we do not consummate our initial business combination within the prescribed time period and we liquidate, the option will become worthless.

The purchase option will provide for registration rights that will permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holder or holders of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

PROPOSED BUSINESS

We are a recently organized Delaware special purpose acquisition company formed to serve as a vehicle for the acquisition or the acquisition of control of one or more operating businesses. We will limit our search to target businesses in the financial services industry that may provide significant opportunities for growth, with a particular focus on investment management and securities firms. Our efforts in identifying a prospective target business will not be limited to a particular geography.

According to the U.S. Bureau of Economic Analysis, the financial services industry has been the leading contributor to the U.S. gross domestic product, or GDP, for more than a decade; the industry’s contribution in 2004 was 20.7%. From 1994 through 2004, corporate profits in the financial industry grew at a compound annual rate of 13.8%, as compared to 3.1% for non-financial industries. As the domestic financial services industry continues to expand internationally over the next decade, we believe it will continue to be an important contributor to global economic growth.

Our universe of potential acquisition targets in the financial services industry includes, but is not limited to:

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Asset management firms;

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Banks;

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Brokerage firms;

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Financial information and technology companies and other vendors to the financial industry;

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Insurance underwriters and brokers;

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Investment consultants;

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Residential and commercial mortgage banking and servicing firms; and

•

Specialty finance and leasing companies.

Within the universe of potential targets set forth above, an important focus for us will be on certain industry subsectors including, but not limited to, those listed below.

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Financial planning firms – Financial planning firms work with clients to identify and achieve financial objectives, including asset allocation, investment management and tax, estate and retirement planning.

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Hedge funds and hedge funds of funds – Hedge funds are aggressively managed portfolios on behalf of qualified individual and institutional investors that invest in both conservative and speculative opportunities. A hedge fund of funds is a portfolio of investments in selected hedge funds.

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High net worth managers – High net worth managers provide investment management and related services to high net worth individuals and families.

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Institutional equity and fixed income managers – Institutional investment managers manage portfolios of equity, fixed income and other securities on behalf of institutional clients including, but not limited to, public and corporate pension plans, foundations and endowments.

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Mutual fund managers – Mutual fund managers invest client assets in open-end and/or closed-end investment pools according to specific investment objectives and constraints outlined in each fund’s prospectus.

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Private equity managers – Private equity funds are private partnerships that invest capital on behalf of qualified individuals and institutions in private and public companies.

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Real estate investment managers, property managers and brokers – Real estate investment managers buy, manage and sell real estate properties on behalf of separate account clients and commingled investment pools. Real estate property managers oversee the day-to-day operations and business plans for real estate properties. Real estate brokers generate commissions for arranging sales and leases of real estate properties.

•

Retail and institutional brokerage firms – Brokerage firms provide investment advice, trade execution services, investment research and other services to individual and institutional clients, typically in return for commissions.

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Specialty trading companies – Specialty trading companies execute trades on behalf of third parties and their own accounts and may focus on (i) financial instruments including stocks, bonds and currencies and (ii) physical commodities including industrial metals, chemicals, energy and timber and the derivative contracts related to these assets.

•

Turnkey asset management platforms – Turnkey asset management platforms provide financial advisors with investment allocation advice, investment manager recommendations, investment performance reporting and related advisory services for the benefit of the financial advisors’ clients.

Over the past several years, the demand for asset management services has increased. According to the Federal Reserve Board’s Flow of Funds report, American households’ and non-profit organizations’ ownership of corporate equities and mutual fund shares has grown to represent nearly 17% of their total assets as of the first quarter of 2005, as compared to less than 8% two decades earlier. This trend toward increasing equity ownership is significant, because most of the firms in our target universe have operations related to the management of financial assets.

In addition, we believe technological advances will provide investment management firms with greater access to new markets and more robust information delivered on a real-time basis, both of which will improve operating efficiency. Over the last decade, the proliferation of media coverage worldwide via the internet, the development of electronic trading capabilities and the enhancement of back office software have significantly altered the economic fundamentals of the financial services industry.

Ten employees or equity holders of Berkshire Capital (including R. Bruce Cameron, Berkshire Capital’s president, and Richard S. Foote, one of its managing directors) have invested in us through Broad Hollow LLC. Berkshire Capital, a registered broker-dealer, provides merger, acquisition, fairness opinion, valuation and strategic advisory services to the financial services industry, with a focus on investment management and securities firms. Over Berkshire Capital’s 22-year history, its partners have developed long-term relationships with a wide range of U.S. and foreign private and publicly held financial services organizations of all sizes. During this period, Berkshire Capital has advised on more than 193 mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of more than $342 billion and aggregate transaction value in excess of $8.7 billion. We believe these relationships will provide us with references to a broad population of potential acquisition targets.

We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

•

We believe that potential acquisition targets may favor us over venture capital funds, leveraged buyout funds and other private equity funds because most of these funds have a finite life, which generally requires the fund to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors. Our capital structure does not require us to effect a liquidity event at any particular time.

•

We believe that potential acquisition targets may favor us over many large financial platforms, which may include, but are not limited to, banks, insurance companies or other holding companies, because we will not integrate the operations of our initial acquisition target into an existing environment and corporate culture with pre-existing methods of doing business, as is common with acquisitions by large financial platforms.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously.

Prior to completion of our initial business combination, we will seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

While we believe that Berkshire Capital’s relationships and financial services industry experience will facilitate our identification of potential acquisition targets, we do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and neither we nor any of our affiliates, attorneys, agents or representatives have had any discussions, formal or otherwise, with any target business or any intermediary regarding such a transaction.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or any combination thereof to effect a business combination involving one or more financial services businesses. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more financial services businesses that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering themselves. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in the early stages of development or growth.

We have neither selected nor approached any target businesses

We do not have any specific business combination under consideration and neither we nor any of our affiliates, attorneys, agents or representatives acting on our behalf, have had any contacts or discussions with any target business regarding a business combination. Subject to the requirement that our initial business combination must be with one or more financial services businesses that, collectively, have a fair market value equal to at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in the financial services industry. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target businesses with which we may ultimately complete a business combination.

Sources of target businesses

We anticipate that the positions held and contacts maintained by the members of our management team will provide us with direct access to a significant number of acquisition candidates. We intend to leverage our relationships with professional service providers, including, but not limited to, investment bankers, attorneys, accountants, executive search firms and business brokers to identify additional acquisition targets. Furthermore, we intend to contact public and private companies and private equity, venture capital and leveraged buyout funds with respect to subsidiaries and portfolio companies which may be attractive candidates. In addition to targets sourced internally, we anticipate that acquisition candidates will be identified to us by various unaffiliated and/or unsolicited sources, including, among others, private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants. We anticipate unaffiliated and/or unsolicited sources will become aware of our search through our mutual professional relationships and as a result of any media coverage we may receive. To date, we have not received any proposals from any third parties regarding any potential acquisition targets. Furthermore we have not identified or initiated discussions with any specific acquisition target, and we do not anticipate receiving any such unsolicited proposals until we have completed this offering. While we may be asked to pay finder’s fees or other compensation to sources providing proposals to us, we would not pay finder’s fees or other compensation to any source with respect to a proposal unless we had engaged that source to provide us with proposals on a compensated basis. For example, we would not pay fees or compensation to a source that is compensated by a seller, or to a source such as an attorney or other person who does business with us or our management and identifies potential targets to us in order to strengthen our relationship with such person or in anticipation of future business referrals.

While we do not presently anticipate engaging the services of professional firms that specialize in sourcing business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation upon consummation of a business combination. Any such finder’s fee or compensation would be subject to arm’s-length negotiations between us and any such professional firms or other source of proposals and would likely be paid upon consummation of a business combination. Neither we nor any other person or entity will pay any of our existing officers, directors, stockholders, or any entity with which they are affiliated, any finder’s fee or other compensation for services rendered to us, including payments to related parties of the existing stockholders for performing due diligence prior to or in connection with the consummation of our initial business combination, other than the payment of $7,500 per month to Berkshire Capital in connection with the general and administrative services arrangement for services rendered to us and except that Broad Hollow LLC may grant bonuses in cash, shares of our common stock owned by Broad Hollow or Broad Hollow membership interests to such persons as described on pages 51 and 52 in the section entitled “Certain Relationships and Related Transactions—Conflicts of Interest.” However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target operating businesses and performing due diligence on suitable business combinations. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Selection of target businesses and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more financial services businesses that, collectively, have a fair market value equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management team will consider, among other things, the criteria listed below.

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Experience and skill of the target’s management and availability of additional personnel – We intend to have discussions with the incumbent management and meet with selected additional personnel to evaluate the character, quality and depth of the employee base.

•

Financial condition and results of operations – We intend to review the financial statements of the target to determine its financial strength and profitability. We intend to investigate the capital structure, including the quality of the assets of the business and the nature and terms of any liabilities, the nature and reliability of the revenues as well as the composition and characteristics of the company’s expense base. It is not possible, however, to specify any particular quantitative metrics of financial strength or profitability in the absence of the consideration of all other factors, both quantitative and qualitative, related to a specific transaction.

•

Growth potential – We intend to seek targets with attractive growth prospects for our initial business combination. We intend to conduct discussions with incumbent management about their plans for growth and analyze both industry-specific and macroeconomic trends which may impact the target company’s operations.

•

Capital requirements – We intend to evaluate the target’s capital position to operate the business and support future growth.

•

Competitive position – We intend to evaluate the target relative to its peers with respect to a variety of factors including market share, performance track record, client base, location, operating results, management team and diversity of product lines.

•

Stage of development of the products, processes or services – The development stage of the target’s products, processes and services may have direct impact on both the short and long-term growth potential for the target.

•

Degree of current or potential market acceptance of the products, processes or services – The degree to which the target’s products, processes or services have been embraced by the market will contribute significantly to our valuation of the target. As market acceptance and penetration increase, the risk of the product’s failure decreases. Widely distributed products, however, may not have the growth potential of newer products.

•

Proprietary features and degree of intellectual property or other protection of the products, processes or services, including the client base and performance track record – We will evaluate the target’s business for unique sources of value which may contribute to the success of the business.

•

Costs associated with effecting the business combination – Relative to our ability to finance a transaction, we intend to evaluate not only the acquisition price but also additional costs including, but not limited to, legal fees, taxes, regulatory filings, customer and vendor approval processes and employee retention packages.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. At this time, we do not know what, if any, other considerations we may deem to be relevant to evaluating a proposed business combination.

In evaluating prospective target businesses, we intend to conduct an extensive due diligence review of the target businesses that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us. Our management team will lead this due diligence effort. In addition, we may retain industry experts for their assistance, perspective and recommendations in our evaluation of individual elements of the due diligence process, including, but not limited to, legal, tax, accounting, human resources and employee benefits issues. At this time, we have not determined which, if any, industry experts we will retain. Our decision to enter into a business combination with an identified target will be guided by our management team’s comprehensive evaluation of the target with respect to all of the criteria listed above as well as the recommendations of any industry experts we may retain.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finders or consulting fees to our existing directors, officers, stockholders or special advisors, or any of their respective affiliates including Berkshire Capital and Praedium, for services rendered prior to or in connection with our initial business combination, nor will we condition our initial business combination on the retention post-closing of Berkshire Capital or Praedium.

In addition, if our initial business combination entails the contemporaneous acquisition of several operating businesses with different sellers, we would need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Fair market value of target businesses

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists, such as if management selects a company affiliated with one of our existing stockholders as a prospective target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. We expect that any such opinion will be included in our proxy solicitation materials furnished to our stockholders in connection with a business combination. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value and no conflict of interest exists.

Possible lack of business diversification

The net proceeds from this offering and the private placement will provide us with approximately $32,700,000 which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. These difficulties include the challenges associated with negotiating with more than one target company at the same time, including convincing multiple target companies to agree to have their respective acquisitions mutually conditioned. Also, we may not have sufficient management, financial and other resources to effectively investigate the business and affairs of multiple target companies simultaneously or to negotiate the terms of multiple acquisition agreements at the same time which could result in a failure to properly evaluate multiple acquisitions. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•

result in our dependency upon the performance of a single operating business;

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risk and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the target business’ management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role, if any, of our officers and directors, in the target businesses cannot presently be stated with any certainty. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our initial business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business or businesses and certain required financial information regarding the business or businesses.

In connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers, have agreed to vote the shares of common stock then owned by them, including any shares acquired in the private placement or acquired following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders .. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), net of taxes payable, and divided by the number of shares sold in this offering , or 5,833,333 shares (6,708,333 if the underwriters’ over allotment option is exercised in full). Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $5.50 , or $0.50 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any proposed business combination for which our public stockholders (other than our existing stockholders) owning 20% or more of the shares sold in this offering both vote against the business combination, and subsequently also exercise their conversion rights.

Liquidation if no business combination

If we do not complete our initial business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and promptly distribute to only our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and the shares included in the 166,667 units our existing stockholders have agreed to purchase in the private placement; they will participate in any liquidation distribution with respect to any additional shares of common stock acquired in connection with or following this offering. In addition, the underwriters have agreed to waive their rights to the $700,000 deposited in the trust account for their benefit. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.

If we were to expend all of the proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to the public stockholders would be $5.50, or $0.50 less than the per-unit offering price of $6.00. We could, however, become subject to the claims of our creditors that could be in preference to the claims of our public stockholders. We cannot assure you that the actual pre-share liquidation price will not be less than $5.50, plus net interest, due to claims of creditors. Messrs. Foote and Cameron have each agreed pursuant to an agreement with us, EarlyBirdCapital, Inc. and ThinkEquity Partners LLC that, if we liquidate prior to the consummation of our initial business combination, they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such business. However, Messrs. Foote and Cameron may not be able to satisfy those obligations.

Prior to completion of our initial business combination, we will seek to have all third parties, including any vendors, prospective target businesses or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party or to enter into discussions with such target business would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if a stockholder seeks to convert his shares into cash in connection with our initial business combination, which the stockholder voted against, that is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Restated Certificate of Incorporation

Our Restated Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of our initial business combination. Specifically, our Restated Certificate of Incorporation provides, among other things, that:

•

upon consummation of this offering, $32,080,000 of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with our initial business combination or thereafter, upon our liquidation or as otherwise permitted in the Restated Certificate of Incorporation;

•

prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination if approved by a majority of our stockholders, and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account inclusive of interest (net of taxes payable);

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•

we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such business combination.

Competition

We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, which may include venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

•

Because our capital structure does not require us to effect a liquidity event at any particular time, we believe that potential acquisition targets may favor us over certain other entities.  Such entities include venture capital funds, leveraged buyout funds and other private equity funds that have finite lives, which generally require the funds to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors.

•

We will not integrate the operations of our initial acquisition target into an existing environment and corporate culture with pre-existing methods of doing business, as is common with acquisitions by large financial platforms. Therefore, we believe that potential acquisition targets may favor us over many large financial platforms, which may include, but are not limited to, banks, insurance companies or other holding companies.

Nonetheless, in identifying, evaluating and pursuing target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, human and other resources than we. Our ability to compete in acquiring a target business will be limited by our available resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•

our obligation to seek stockholder approval of our initial business combination may impede or delay the completion of a transaction;

•

the requirement that the target business have audited financial statements at the time of acquisition in conformity with United States generally accepted accounting principles may limit the acquisition targets we may pursue;

•

our obligation to convert shares of common stock held by our stockholders into cash in certain instances may reduce the resources available to effect a business combination; and

•

our outstanding warrants and the purchase option granted to ThinkEquity Partners LLC and EarlyBirdCapital, Inc., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination, particularly against a competitor that does not need stockholder approval.

If we succeed in effecting our initial business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. Subsequent to our initial business combination, we may not have the resources to compete effectively.

Regulation

Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would have to obtain consents of the firm’s investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. Similarly, if we were to attempt to acquire certain banks, we would be required to obtain the approvals of the Board of Governors of the Federal Reserve Systems, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and/or state banking commissions. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review an acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

We may not receive any such required approvals or we may not receive them in a timely manner, which may be a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our completion of our initial business combination beyond the required time frame (18 months after the consummation of this offering or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and our initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame we will be forced to liquidate.

Because we intend to acquire, or acquire control of, one or more operating businesses in the financial services industry, following our initial business combination, we will become subject to the regulatory regimes that govern the business or businesses we acquire. The financial services industry is subject to extensive regulation. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

Governmental and self-regulatory organizations, including the SEC, the NASD and national securities exchanges such as the New York Stock Exchange, impose and enforce regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees.

The SEC, the NASD and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from the NASD and other regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm.

The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various state laws and regulations regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

Facilities

We do not own any real estate or other physical properties. Our headquarters are located at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. The cost of this space is included in the $7,500 per month fee Berkshire Capital charges us for general and administrative service pursuant to a letter agreement between us and Berkshire Capital. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We currently have three executive officers, two of whom are also members of our board of directors. We have no employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants, as well as the purchase option provided to ThinkEquity Partners LLC and EarlyBirdCapital, Inc., under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$32,080,000 of the proceeds of this offering and the private placement will be deposited into a trust account located at JPMorgan Chase Bank NY, and maintained by Continental Stock Transfer & Trust Company acting as trustee.

$28,979,998 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of proceeds

The $32,080,000 held in the trust account will only be invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States, so that we are not deemed to be an investment company under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 days after the exercise in full by the underwriter of such option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, see the section entitled “Description of Securities—Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principal or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
R. Bruce Cameron	49	Chairman of the Board
Richard S. Foote	42	President, Chief Executive Officer and Director
R. Bradley Forth	26	Executive Vice President, Chief Financial Officer and Secretary
Russell L. Appel	44	Director

R. Bruce Cameron, CFA has been our chairman of the board since our inception. Mr. Cameron has been the president and chief executive officer of Berkshire Capital Securities LLC, a New York-based investment banking firm, since its formation in May 2004. Mr. Cameron co-founded Berkshire Capital Corporation, the predecessor firm to Berkshire Capital Securities LLC, in 1983 as the first independent investment bank covering the financial services industry, with a focus on investment management and capital markets firms. Mr. Cameron is responsible for the overall development and direction of the firm and is actively involved in working with the firm’s major clients. Mr. Cameron heads the firm’s management committee and is a frequent speaker at industry conferences and events. Mr. Cameron and his partners have advised on 193 mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of more than $342 billion and aggregate transaction value in excess of $8.7 billion. Mr. Cameron is the managing member of Broad Hollow LLC, which owns 675,000 shares of our common stock. Prior to forming Berkshire Capital Corporation, Mr. Cameron was an associate director of Paine Webber Group Inc.’s Strategic Planning Group from 1981 through 1983. At Paine Webber, Mr. Cameron executed several internal acquisitions for the company. Mr. Cameron began his career at Prudential Insurance Company from 1978 through 1980, working first in the Comptroller’s Department and then in the Planning & Coordination Group. Mr. Cameron was graduated from Trinity College, where he received a B.A. in Economics, and from Harvard Business School, where he received an M.B.A. Mr. Cameron also attended the London School of Economics. Mr. Cameron is a CFA charterholder and is on the membership committee of the New York Society of Security Analysts. Mr. Cameron is a director of Capital Counsel LLC in New York City, a high net worth investment management firm he advised when it was established. Mr. Cameron is a Fellow of the Life Management Institute. He is also a past trustee of the Securities Industry Institute.

Richard S. Foote, CFA has been our president and chief executive officer and a member of our board of directors since our inception. Mr. Foote has been a managing director of Berkshire Capital Securities LLC since its formation in May 2004 and a managing director, principal and vice president of Berkshire Capital Corporation, the predecessor firm to Berkshire Capital Securities LLC, since 1994. Throughout his career, Mr. Foote has specialized in providing investment banking services to the financial services industry, including mergers and acquisitions, public offerings and private placements of debt and equity securities, and negotiation and implementation of private equity capital coinvestment commitments. At Berkshire Capital Securities LLC and its predecessor, Mr. Foote has advised owners of institutional equity and fixed income managers, high net worth managers, mutual fund managers and capital markets firms in mergers and acquisitions. Mr. Foote has developed the firm’s alternative investment management industry practice, with the dominant market share in mergers and acquisitions of real estate investment management and services firms and operating companies. Since 1994, Mr. Foote has advised on 24 completed mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of approximately $96 billion and aggregate transaction value of $1.9 billion. Mr. Foote is a director of Berkshire Capital and serves on its compensation committee, commitment committee and technology committee. From 1991 through 1994, Mr. Foote was a co-founder and partner of Knightsbridge Capital Partners, a partnership engaged in investment banking and merchant banking activities. From 1985 to 1991, Mr. Foote was a vice president, an associate, and an analyst in the investment banking division of PaineWebber Incorporated, primarily working on mergers, acquisitions and the issuance of equity and debt securities. Mr. Foote was graduated from Harvard College, cum laude, in 1985 with an A.B. in Economics. Mr. Foote is a CFA charterholder and a member of the CFA Institute, the New York Society of Security Analysts, the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries.

R. Bradley Forth, CFA has been our executive vice president, chief financial officer and secretary since our inception. Mr. Forth has been an associate at Berkshire Capital Securities LLC since its formation in May 2004 and an associate and analyst at Berkshire Capital Corporation, the predecessor firm to Berkshire Capital Securities LLC, since 2001. Mr. Forth has specialized in merger, acquisition and valuation advisory activities for institutional investment managers, high net worth managers, multi-family offices, mutual fund managers, hedge fund of funds managers, retail brokerage firms and real estate investment management and services firms. Mr. Forth has advised on 12 mergers and acquisitions of financial services companies with aggregate transaction value of $1.1 billion. He was graduated from Duke University in 2001 with a B.S. in Economics and a B.A. in Chemistry. Mr. Forth is a CFA charterholder and a member of the CFA Institute and the New York Society of Security Analysts.

Russell L. Appel has been a member of our board of directors since our inception. Mr. Appel is a founder and the president of The Praedium Group LLC, a private equity real estate investment firm focusing on underperforming and undervalued assets throughout North America that began operations as a part of Credit Suisse First Boston, or CSFB. In 1991 Mr. Appel established a team at CSFB to acquire distressed real estate assets for CSFB’s proprietary account. As a result of this group’s achievements, Praedium was formed in 1994 as a third-party investment management group affiliated with CSFB. Since 1991 Praedium has raised over $2 billion of equity capital in a series of private equity vehicles. The firm’s clients include public and corporate pension plan sponsors, foundations, endowments, and other institutional and high net worth individual investors. In 1999 Praedium separated from CSFB and presently operates as an independent investment firm. In addition to his responsibilities with Praedium, Mr. Appel ran CSFB’s Commercial Mortgage Finance business from 1991 to 1994, where he became a managing director. At CSFB, Mr. Appel supervised the execution of numerous commercial and multi-family asset securitization and sale advisory assignments. Prior to joining CSFB in 1991 and his association with Praedium, Mr. Appel was a vice president in the Real Estate Department of Goldman Sachs & Co. from 1986 to 1991. At Goldman Sachs, he was involved in real estate-related sales, financings, mergers and acquisitions and capital markets transactions. Mr. Appel holds a B.S. in Economics, magna cum laude, and an M.B.A. with distinction from the Wharton School of the University of Pennsylvania. Mr. Appel is the treasurer of the Pension Real Estate Association and serves on its board of directors.

Number and Terms of Directors

Our board of directors has three directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Russell L. Appel, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of R. Bruce Cameron, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Richard S. Foote, will expire at the third annual meeting. Each of our current directors has served on our board since our inception on July 13, 2005.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

The sale of securities under this prospectus is being made in compliance with the applicable provisions of Conduct Rule 2720 of the National Association of Securities Dealers, Inc. Under this conduct rule, within 12 months of the consummation of this offering, we are required to establish an audit committee with certain functions that is composed of members of our board of directors (which may not include our chief financial officer or chief accounting officer) and elect one "public director" (defined generally under the rule as a director elected from the general public who is not an officer or employee of ours or our affiliates and is not the beneficial owner of more than five percent of our securities). Following this offering, our board of directors will have an audit committee, and we believe that Mr. Appel will constitute a “public” director within the meaning of Rule 2720. This conduct rule will cease to apply to us if our initial business combination is with an entity that is not a registered broker-dealer.

Committee of the Board of Directors

Our board of directors will have an audit committee, which will report to the board of directors. Messrs. Cameron and Appel will serve as members of our audit committee. The audit committee will be responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled “Proposed Business—Restated Certificate of Incorporation.”

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid by us to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and Berkshire Capital will receive $7,500 per month for office space and general and administrative services. There is no limit on the amount of out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Code of Ethics

We will adopt a code of ethics that applies to directors, officers and employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On August 1, 2005, we issued 1,500,000 shares of our common stock to the persons set forth below for an aggregate of $25,000 in cash, at an average purchase price of approximately $0.0167 per share, as follows:

Name	Number of Shares	Relationship to Us
R. Bruce Cameron	150,000	Chairman of the Board
Richard S. Foote	450,000	President, Chief Executive Officer and Director
R. Bradley Forth	75,000	Executive Vice President, Chief Financial Officer and Secretary
The Hillary Appel Trust	75,000	Stockholder
The Catey Lauren Appel Trust	75,000	Stockholder
Broad Hollow LLC	675,000	Stockholder

We consider Messrs. Appel, Cameron, Foote and Forth to be our promoters, as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares and any warrants they may own, pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have issued an aggregate of $70,000 interest-free promissory notes to our stockholders as follows:

Name	Principal Amount
R. Bruce Cameron	$7,000
Richard S. Foote	21,000
R. Bradley Forth	3,500
The Hillary Appel Trust	3,500
The Catey Lauren Appel Trust	3,500
Broad Hollow LLC	31,500

These notes will be repaid on the earlier of the consummation of this offering and August 1, 2006.

Our existing stockholders have agreed to purchase an aggregate of 166,667 units in the private placement. The shares and warrants comprising such units may not be sold, assigned or transferred by them until after we consummate a business combination. Our initial stockholders have agreed to waive their right to conversion or any liquidation distributions in the event we fail to consummate a business combination with respect to such shares.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

R. Bruce Cameron, our chairman of the board, Richard S. Foote, our president, chief executive officer and director, and R. Bradley Forth, our executive vice president, chief financial officer and secretary are employees or equity owners of Berkshire Capital Securities LLC, a registered broker-dealer that provides financial advisory services to clients in connection with mergers and acquisitions in the financial services industry. Berkshire Capital’s clients may compete with us for acquisitions in the financial services industry, and Berkshire Capital may have a duty to present certain acquisition opportunities to its clients before it presents them to us.

•

Russell L. Appel, one of our directors, is the president of The Praedium Group LLC, a real estate investment firm, and he may have a duty to present certain acquisition opportunities in the real estate investment management area to Praedium or affiliated entities before he presents them to us.

•

In light of our existing stockholders’ involvement with other financial services companies, including Berkshire Capital and Praedium, and our purpose to consummate a business combination with one or more operating businesses in the financial services industry, we may decide to acquire one or more businesses affiliated with our existing stockholders or with clients of Berkshire Capital or Praedium. Potential conflicts of interest may exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•

Because our directors own shares of our common stock that will be released from escrow only if a business combination is completed and have agreed to purchase shares in the private placement, which will be subject to a lock-up agreement until after the consummation of our initial business combination, as to which they are waiving their conversion and liquidation distribution rights, our board may have a conflict of interest in determining whether a particular target business is appropriate for a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their stock.

•

None of our officers, directors or existing stockholders will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses.  Any reimbursement of out-of-pocket expenses would occur at our discretion.  To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination in which it is agreed that the resulting company would assume the liability for such reimbursement.  Consequently, the financial interest of our officers and directors could influence their motivation in selecting a target business and determining whether a particular business combination is in the public stockholder’s best interest.

•

Our board of directors may condition a business combination on the retention by us of our existing officers and directors post-closing, which may personally benefit such officers and directors.  In addition, the board may view target companies that offer any of our existing stockholders or management a continuing relationship, as an officer, director, consultant or other third-party service provider, after the business combination in a more favorable light.

•

Berkshire Capital has agreed that, commencing on the effective date of this prospectus through the completion of our initial business combination, it will make available to us such office space and certain general and administrative services as we may require from time to time. We have agreed to pay Berkshire Capital $7,500 per month for these services. Messrs. Cameron, Foote and Forth, our key executives, are affiliated with Berkshire Capital. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Berkshire Capital. However, this arrangement is solely for our benefit and is not intended to provide any of our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Denver, Colorado metropolitan area, that the fee charged by Berkshire Capital is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. For example, Messrs. Cameron and Foote, our chairman of the board, and president, chief executive officer and director, respectively, and Russell L. Appel, our director, may have preexisting fiduciary or contractual obligations that arise as a result of their affiliations with Berkshire Capital and Praedium, respectively. In addition, certain of our directors serve on the boards of various companies in the financial services industry. Conflicts of interest may arise when an officer or member of our board evaluates a particular business opportunity which, under the above-listed Delaware criteria, should be presented to us. We cannot assure you that any of these conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any other fiduciary or contractual obligations he may have.

The existing stockholders have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares included in the 166,667 units they have agreed to purchase in the private placement. The shares and warrants included in these units will be subject to a lock-up on transferability until after consummation of our initial business combination. Our existing stockholders will participate in any liquidation distribution with respect to any shares of common stock they acquire in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, all of our existing stockholders, including all of our officers, have agreed to vote the shares of common stock then owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. As a result, our existing stockholders will not have any of the conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders.

Messrs. Cameron, Foote and Forth, and the Hillary Appel Trust, the Catey Lauren Appel Trust and Broad Hollow LLC have loaned a total of $70,000 to us for the payment of offering expenses. The loans bear no interest and will be payable on the earlier of August 1, 2006, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering used to pay the offering expenses.

We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination.

No compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors, or any of their affiliates, including Berkshire Capital and Praedium, who owned our common stock prior to this offering other than under the general and administrative services arrangement with Berkshire Capital, for services rendered to us prior to or with respect to our initial business combination, any reimbursable out-of-pocket expenses payable to our officers and directors and as described in the following paragraph.

Broad Hollow LLC, which is the record owner of 675,000 shares of our common stock, has the right to call, on a ratable basis, up to 5% of the shares of our common stock held prior to the offering by Messrs. Cameron, Foote and Forth and the Appel trusts at a price per share of $0.70, exercisable during the 30-day period following the closing of our initial business combination. If the call option is exercised, Broad Hollow, in the discretion of its managing member, may grant bonuses in cash, Broad Hollow membership interests or shares of our common stock owned by Broad Hollow to any party in connection with our initial business combination or any other acquisition made by us. This arrangement is intended to compensate those parties, if any, who participate in the due diligence, structuring and negotiation of a business combination. Broad Hollow will use its own funds to exercise the call option and grant cash bonuses, if any. We will make no payments or issue any of our shares in connection with this arrangement. Messrs. Foote and Cameron and eight other equity owners and employees of Berkshire Capital are the members of Broad Hollow. Broad Hollow is an affiliate of ours due to its ownership interest in us.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will base our determination as to whether a transaction is no less favorable to us that would be available from any affiliated third parties on proposals we solicit from third parties, taking into account in addition to price the quality of the third parties and scope of the transactions described in such proposals, and our knowledge of the financial services industry.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 15, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and in the private placement by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Before Offering and Private Placement		Shares to be Acquired in The Private Placement (2)	After Offering and Private Placement (2)
	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock		Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock

R. Bruce Cameron(3)	825,000	55.0%	91,667	916,667	12.2%
Richard S. Foote	450,000	30.0%	50,000	500,000	6.7%
R. Bradley Forth(4)	75,000	5.0%	8,333	83,333	1.1%
Russell L. Appel(5)(6)	150,000	10.0%	16,667	166,667	2.2%
Broad Hollow LLC(3)	675,000	45.0%	75,000	750,000	10.0%
All executive officers and directors as a group (four individuals)	1,500,000	100.0%	166,667	1,666,667	22.2%

——————

(1)

Unless otherwise noted, the business address of each of the following is c/o Berkshire Capital Securities LLC, 535 Madison Avenue, 19th Floor, New York, New York 10022.

(2)

Our existing stockholders have agreed to purchase an aggregate of 166,667 units in the private placement ..

(3)

Including the 16,667 units that Mr. Cameron has agreed to purchase in the private placement, he will beneficially own 916,667 shares after the offering and the private placement. This number includes 675,000 shares acquired by Broad Hollow LLC prior to the offering and 75,000 shares Broad Hollow LLC has agreed to purchase in the private placement that are attributed to Mr. Cameron, according to Section 13(d) of the Securities Exchange Act of 1934, due to his position as the managing member of Broad Hollow LLC.  These share numbers do not include 75,000 shares held by Mr. Forth prior to the offering, which are subject to a call in favor of Broad Hollow LLC, exercisable if Mr. Forth’s employment by Berkshire Capital is terminated for certain reasons before the second anniversary of our initial business combination.

(4)

The business address of Mr. Forth is c/o Berkshire Capital Securities LLC, 999 Eighteenth Street, Suite 3000, Denver, CO 80202.

(5)

This number includes an aggregate of 150,000 shares owned and an aggregate of 16,667 shares to be purchased in the private placement by the Hillary Appel Trust and the Catey Lauren Appel Trust, of which Mr. Appel’s wife is the trustee. Mr. Appel disclaims beneficial ownership of all such shares.

(6)

The business address of Mr. Appel is c/o The Praedium Group LLC, 825 Third Avenue, 36th Floor, New York, NY 10022.

Immediately after this offering and the private placement, our existing stockholders, which include all of our officers and directors, collectively, may be deemed to beneficially own 22% of the issued and outstanding shares of our common stock. None of our existing stockholders, officers or directors has indicated to us that he or it intends to purchase securities in this offering. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of our initial business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company as escrow agent, until the earliest of:

•

three years following the date of the closing of this offering;

•

our liquidation; and

•

the consummation of a liquidation, merger, stock exchange, stock purchase or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except among our existing stockholders (including upon exercise by Broad Hollow of its call options), to their spouses and children or trusts established for their benefit, by virtue of the laws of decent and distribution, upon the death of any initial stockholder or pursuant to a qualified domestic relations order but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Our existing stockholders have agreed to purchase an aggregate of 166,667 units in the private placement. The units and the shares and warrants comprising such units may not be sold, assigned or transferred by them until after we consummate a business combination. Our initial stockholders have agreed to waive their right to any liquidation distributions with respect to such shares in the event we fail to consummate a business combination.

If we are unable to complete a business combination and are forced to liquidate, Richard Foote, our president and chief executive officer and director, and R. Bruce Cameron, our chairman of the board, have each agreed to be personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such business. However, Messrs. Foote and Cameron may not be able to satisfy those obligations.

Each of our existing stockholders has agreed to waive his rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by him prior to this offering and with respect to the shares included in the 166,667 units our existing stockholders have agreed to purchase in the private placement. Our existing stockholders will participate in any liquidation distribution with respect to any shares of common stock acquired by them in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, have agreed to vote the shares of common stock then owned by them, including shares purchased in the private placement, in this offering, if any, or acquired after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders).

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 1,500,000 shares of common stock are outstanding, held by six record holders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 days after the exercise in full by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet following our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including a balance sheet following our receipt of the gross proceeds from such exercise of the over-allotment.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock acquired in the private placement, offered by this prospectus, if any, or acquired after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing stockholders). However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares included in the 166,667 units our existing stockholders have agreed to purchase in the private placement. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, in the event our initial business combination is approved and consummated, who have voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), net of taxes payable, and divided by the number of shares sold in this offering to the public stockholders, or 5,833,333 shares (6,708,333 if the underwriters’ over allotment option is exercised in full). Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of the initial business combination; or

•

one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption (including the warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to ThinkEquity Partners LLC and EarlyBirdCapital, Inc.),

•

at any time after the warrants become exercisable;

•

in whole and not in part;

•

at a price of $0.01 per warrant;

•

upon not less than 30 days prior written notice of redemption to each warrant holder; and

•

only if the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to ThinkEquity Partners LLC and EarlyBirdCapital, Inc. an option to purchase up to a total of 291,666 units at a per-unit price of $7.50. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,500,000 shares of common stock outstanding, or 8,375,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 5,833,333 shares sold in this offering, or 6,708,333 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. Our existing stockholders have agreed to purchase an aggregate of 166,667 units in the private placement, which they have agreed with us and the underwriters not to sell or otherwise transfer until after we complete a business combination. These units, and the common stock, warrants and common stock issuable upon exercise of the warrants comprising these units, are restricted securities under Rule 144 in that they are being acquired in a private transaction not involving a public offering. None of these securities will be eligible for resale under Rule 144 prior to _________, 2006. All of the remaining 1,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for resale under Rule 144 prior to August 1, 2006. Notwithstanding this, all of those 1,500,000 shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be transferred prior to that date subject to certain limited exceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 75,000 shares immediately after this offering (or 83,750 if the underwriters exercise their over-allotment option in full); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

The holders of our 1,500,000 issued and outstanding shares of common stock prior to the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares as well as any other of our warrants or shares owned by them. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We have granted the holders of the 166,667 units being purchased in the private placement demand and “piggy-back” registration rights, with respect to the shares, the warrants and the shares underlying the warrants comprising such units at any time commencing on the date we consummate our initial business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any of the foregoing registration statements.

Global Clearance and Settlement

We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company, or DTC. Each global security will be issued only in fully registered form.

You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a global security

A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

The financial institution that acts as the sole direct holder of a global security is called the “Depositary.” Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special investor considerations for global securities

As an indirect holder, an investor’s rights relating to the global security will be governed by the account rules of the investor’s financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

•

Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name;

•

Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities;

•

The investor will be a “street name” holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities;

•

The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•

DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global securities. We have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

DTC has informed us that:

•

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly;

•

DTC’s rules are on file with the SEC; and

•

DTC’s records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below and each of the underwriters for which ThinkEquity Partners LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth below:

Underwriters	Number of Units
ThinkEquity Partners LLC
EarlyBirdCapital, Inc.
Total	5,833,333

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $      per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business in the financial services industry;

•

our capital structure;

•

an assessment of our management and their experience identifying acquisition targets and structuring acquisitions in the financial services industry; and

•

general conditions of the securities markets at the time of the offering.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 875,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the underwriters’ net short position resulting from the initial distribution. The underwriters may exercise that option if they sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds of this offering, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Without Option	With Option
Public offering price	$34,999,998	$40,249,998
Discount	2,100,000	2,415,000
Non-accountable expense allowance(1)	700,000	700,000
Proceeds before expenses(2)	$32,199,998	$37,134,998

——————

(1)

ThinkEquity Partners LLC and EarlyBirdCapital, Inc. have agreed to defer payment of this non-accountable expense allowance until the consummation of our initial business combination, at which time we will pay them $700,000, plus accrued interest on such amount, net of taxes payable, less approximately $0.15 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination.

(2)

The offering expenses payable by us are estimated to be approximately $500,000.

Purchase Option

We have agreed to sell to ThinkEquity Partners LLC and EarlyBirdCapital, Inc., for an aggregate of $100, an option to purchase up to a total of 291,666 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The purchase option contains a cashless exercise provision that allows the holder or holders of the purchase option to receive units on a net exercise basis. The purchase option and the 291,666 units, the 291,666 shares of common stock and the 583,332 warrants underlying such units, and the 583,332 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to our right of redemption.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $374,300, using an expected life of four years, volatility of 29.6% and a risk-free rate of 4.34%.  However, because the units do not have a trading history, the volatility assumption is based on information currently available to management.  The volatility assumption is derived from the median 360-day stock price volatility of 77 financial services firms with market capitalizations between $25.0 million and $150.0 million for which volatility data was available.  Though we could effect our initial business combination with any company whose fair market value is at least 80% of its net assets at the time of such acquisition, we have used a range of market capitalizations between $25.0 million and $150.0 million because we believe, based on our past experience in effecting transactions in the financial services industry, that many of our potential acquisition targets will fall within this range.  We believe these estimates provide a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of our initial business combination.  Although an expected life of four years was used in the calculation, if we do not consummate our initial business combination within the prescribed time period and we liquidate, the option will become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules.

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in covering transactions by purchasing our securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option.

Stabilization and covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over-the-counter market or other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

NASD Rule 2720

The offer and sale of our securities under this prospectus will be made in compliance with the applicable provisions of NASD Conduct Rule 2720, as the NASD’s view is that the offering is required to be made in accordance with Rule 2720, since our focus for acquisitions is financial services businesses, investment management and securities firms. In accordance with Rule 2720, no underwriters may make sales in this offering to any discretionary account without the prior written approval of the customer. Rule 2720 also requires that the initial public offering price can be no higher than that recommended by a "qualified independent underwriter," as defined by the NASD. EarlyBirdCapital, Inc. has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of the registration statement of which this prospectus forms a part. EaryBirdCapital, Inc. has received no compensation from us for such role. This conduct rule will cease to apply to us if our initial business combination is with an entity which is not a registered broker-dealer.

LEGAL MATTERS

Bingham McCutchen LLP, New York, New York, will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Cooley Godward LLP, San Francisco, California. Bingham McCutchen LLP has, from time to time, represented and will continue to represent ThinkEquity Partners LLC and EarlyBirdCapital, Inc., including in connection with offerings by other blank check companies, for which it has received and will receive customary fees and reimbursement of expenses.

EXPERTS

The financial statements of Highbury Financial Inc. at November 30, 2005 and for the period from July 13, 2005 (date of inception) through November 30, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Goldstein Golub Kessler LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Highbury Financial Inc.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Highbury Financial Inc.

We have audited the accompanying balance sheet of Highbury Financial Inc. (a development stage company) as of November 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from July 13, 2005 (date of inception) through November 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Highbury Financial Inc. as of November 30, 2005 and the results of its operations and its cash flows for the period from July 13, 2005 (date of inception) through November 30, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Highbury Financial Inc. will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note C, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldstein Golub Kessler LLP
New York, New York

December 15, 2005

Highbury Financial Inc.
(a development stage company)

Balance Sheet

November 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$37,152
Deferred offering costs	330,204
Total assets	$367,356
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	$272,356
Accrued expenses	456
Notes payable – stockholders	70,000
Total current liabilities	$342,812
STOCKHOLDERS’ EQUITY
Preferred stock—$0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding
Common stock—$0.0001 par value; 50,000,000 shares authorized; 1,500,000 issued and outstanding	150
Additional paid-in capital	$24,850
Deficit accumulated during the development stage	(456)
Total stockholders’ equity	24,544
Total liabilities and stockholders’ equity	$367,356

See notes to financial statements

Highbury Financial Inc.
(a development stage company)

Statement of Operations
For the period from July 13, 2005 (Inception) to November 30, 2005

Formation and operating costs	$456
Net loss for the period	$(456)
Weighted average number of shares outstanding	1,500,000
Net loss per share	$(0.00)

See notes to financial statements

Highbury Financial Inc.
(a development stage company)

Statement of Stockholders’ Equity
For the period from July 13, 2005 (Inception) to November 30, 2005

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Issuance of common stock to existing stockholders on August 1, 2005 at $0.0167 per share	1,500,000	$150	$24,850	$—	$25,000
Net loss for the period				(456)	(456)
Balance at November 30, 2005	1,500,000	$150	$24,850	$(456)	$24,544

See notes to financial statements

Highbury Financial Inc.
(a development stage company)

Statement of Cash Flows
For the period from July 13, 2005 (Inception) to November 30, 2005

Cash flows from operating activities:
Net loss	$(456)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in accrued expenses	456
Net cash provided by operating activities	$—
Cash flows from financing activities:
Proceeds from note payable	$70,000
Proceeds from issuance of common stock	25,000
Payment of deferred offering costs	(57,848)
Net cash provided by financing activities	37,152
Net increase in cash and cash equivalents and cash at end of period	37,152
Supplemental schedule of non-cash financing costs
Accrual of deferred offering costs	$272,356

See notes to financial statements

Highbury Financial Inc.
(a development stage company)

Notes to Financial Statements

______________

Note A—Organization and Business Operations

Highbury Financial Inc. (the “Company”) was incorporated in Delaware on July 13, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the financial services industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”) and the proposed private placement of 166,667 units to be completed prior to the completion of the proposed offering (the “Private Placement”), although substantially all of the net proceeds of the Proposed Offering and the Private Placement are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the financial services industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering and the Private Placement, $32,080,000 of the proceeds of the offerings, including the $700,000 which will be paid to the underwriters if a business combination is consummated (net of approximately $0.15 for each share of common stock converted in connection with the Business Combination as described below) but which will be forfeited if a business combination is not consummated, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering and those shares included in the units being sold in the Private Placement) vote against the Business Combination and subsequently also exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company, have agreed to vote all of the shares of common stock held by them, including shares purchased in the Private Placement, in this offering if any, or acquired after this offering in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the existing stockholders, with respect to any Business Combination.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings and with respect to the shares included in the 166,667 units our existing stockholders have agreed to purchase in the Private Placement. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Note B—Summary of Significant Accounting Policies

[1]

Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]

Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]

Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $155. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at November 30, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[5]

Deferred offering costs:

Deferred offering costs consist of legal, accounting and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

Note C—Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 5,833,333 units (“Units”) (excluding 875,000 units pursuant to the underwriters’ over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and two redeemable common stock purchase warrants (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The Company has also agreed to sell to ThinkEquity Partners LLC and EarlyBirdCapital, Inc., for an aggregate of $100, an option to purchase up to a total of 291,666 units, with each unit consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after the date of the final prospectus for the Proposed Offering and expiring four years after the date of such final prospectus. The warrants underlying such units will have terms that are identical to those being issued in the current offering, with the exception of the exercise price, which will be set at $6.25 per warrant. The purchase option will also contain a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option will provide for registration rights that will permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the current offering. Further, the holder or holders of the purchase option will be entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the current offering. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to the Company’s right of redemption. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $374,300 using an expected life of four years, volatility of 29.6% and a risk-free rate of 4.34%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility assumption is derived from the median 360-day stock price volatility of 77 financial services firms with market capitalizations between $25.0 million and $150.0 million for which volatility data was available. Though the Company could effect its initial business combination with any company whose fair market value is at least 80% of its net assets at the time of such acquisition, the Company has used a range of market capitalizations between $25.0 million and $150.0 million because management believes, based on its past experience in effecting transactions in the financial services industry, that many of its potential acquisition targets will fall within this range.  Management believes these estimates provide a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of our initial business combination. Although an expected life of four years was used in the calculation, if the Company does not consummate its initial business combination within the prescribed time period and it liquidates, the option will become worthless.

Note D—Related Party Transactions

[1]

The Company issued an aggregate of $70,000 of unsecured interest-free promissory notes to related parties, on August 1, 2005. The notes are payable on the earlier of August 1, 2006 or the consummation of the Proposed Offering.

[2]

The Company presently occupies office space provided by an affiliate of several of the initial stockholders. Such affiliate has agreed that, until the acquisition of a target business by the company, it will make such office space, as well as certain office and secretarial services, available to the company, as may be required by the company from time to time. The Company has agreed to pay such affiliate $ 7,500 per month for such services commencing on the effective date of the Proposed Offering.

Note E—Commitments

In connection with the Proposed Offering, the Company has committed to pay a fee equal to 6% of the gross offering proceeds, including the over-allotment option to the underwriters at the closing of the Proposed Offering. In addition, the Company has agreed to pay the underwriters upon completion of its initial business combination $700,000, plus accrued interest on such amount, net of taxes payable, less approximately $0.15 for each share of common stock that the public stockholders elect to convert in connection with the Company’s initial business combination.

Our existing stockholders have indicated that they agreed to purchase an aggregate of 166,667 units in the Private Placement that will occur immediately prior to the Proposed Offering and waive their rights to conversion and liquidation distributions with respect to the shares of common stock included in such units prior to our initial business combination.

Note F—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until            , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$34,999,998
Highbury Financial Inc.
5,833,333 Units
PROSPECTUS
ThinkEquity Partners LLC	EarlyBirdCapital, Inc.
, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

SEC Registration Fee	$13,785
NASD Filing Fee	12,438
Accounting Fees and Expenses	35,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	300,000
Blue Sky Services and Expenses	50,000
Miscellaneous(1)	38,777
Total	$500,000

——————

(1)

This amount represents additional expenses that may be incurred by the Registrant or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B. of Article 8 of our Restated Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”

Article VIII of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares(1)
R. Bruce Cameron	150,000
Richard S. Foote	450,000
The Hillary Appel Trust	75,000
The Catey Lauren Appel Trust	75,000
R. Bradley Forth	75,000
Broad Hollow LLC	675,000
Total:	1,500,000

——————

(1)

Such shares were issued on August 1, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to sophisticated, wealthy individuals who were each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $ 0.0167 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation
3.2*	By-laws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Purchase Option to be granted to the Underwriters
5.1	Opinion of Bingham McCutchen LLP
10.1*	Subscription Agreement between the Registrant and R. Bruce Cameron
10.2*	Subscription Agreement between the Registrant and Richard S. Foote
10.3*	Subscription Agreement between the Registrant and R. Bradley Forth
10.4*	Subscription Agreement between the Registrant and The Hillary Appel Trust
10.5*	Subscription Agreement between the Registrant and The Catey Lauren Appel Trust
10.6*	Subscription Agreement between the Registrant and Broad Hollow LLC
10.7 *	Form of Letter Agreement between the Registrant, and each of the existing stockholders
10.8*	[intentionally omitted]
10.9	Form of Stock Escrow Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.10	Form of Investment Management Trust Agreement between the Registrant, ThinkEquity Partners LLC, EarlyBirdCapital, Inc. and Continental Stock Transfer & Trust Company
10.11*	Office Service Agreement between the Registrant and Berkshire Capital Securities LLC
10.12*	Promissory Note issued by the Registrant to R. Bruce Cameron
10.13*	Promissory Note issued by the Registrant to Richard S. Foote
10.14*	Promissory Note issued by the Registrant to R. Bradley Forth
10.15*	Promissory Note issued by the Registrant to The Hillary Appel Trust
10.16*	Promissory Note issued by the Registrant to The Catey Lauren Appel Trust
10.17*	Promissory Note issued by the Registrant to Broad Hollow LLC
10.18	Registration Rights Agreement between the Registrant and the existing stockholders
10.19	Form of Placement Unit Purchase Agreement among the Registrant, ThinkEquity Partners LLC, and the existing stockholders
23.1	Consent of Goldstein Golub Kessler LLP
23.3	Consent of Bingham McCutchen LLP (included in the opinion filed as Exhibit 5.1)
24.1*	Power of Attorney

——————

*

Previously filed.

**

To be filed by amendment.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 15, 2005.

Highbury Financial Inc.

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ R. Bruce Cameron	Chairman of the Board	December 15, 2005
R. Bruce Cameron

/s/ Richard S. Foote	President and Chief Executive Officer and Director (principal executive officer)	December 15, 2005
Richard S. Foote

/s/ R. Bradley Forth	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	December 15, 2005
R. Bradley Forth

/s/ Russell L. Appel	Director	December 15, 2005
Russell L. Appel